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                                                                   Exhibit 10(4)

                                 AMENDMENT TO
                             THE MEAD CORPORATION
                            1985 SUPPLEMENT TO THE
                   DEFERRED COMPENSATION PLAN FOR DIRECTORS

     WHEREAS, The Mead Corporation ("Mead") established The Mead Corporation 1985 Supplement to the Deferred Compensation Plan for Directors (the "Directors' Supplement") and subsequently amended the Directors' Supplement, and

     WHEREAS, Mead desires to further amend the Supplement pursuant to the power reserved to Mead's Compensation Committee by Section 7 of the Plan;

     NOW, THEREFORE, the Supplement is hereby amended, effective as of October 26, 2001, as follows:

     1. Section 3 is revised to add a new fifth paragraph to read as follows and the current fifth paragraph becomes the sixth paragraph:

               Notwithstanding any provision in the Directors' Supplement to the contrary but subject to this Section 3, third paragraph (except as specifically otherwise provided in this paragraph), a former or current Director can revise the commencement date of distributions and the number of installments (including a lump sum payment) with respect to the amount credited to an Employee's account as follows:

               (i) prior to a Change in Control, a former or current Director may revise a previously elected commencement date and number of installments (such revision being permitted to include receiving all or a portion of an account in a lump sum following a Change in Control and prior to termination of service), provided that any such revision is effective only for distributions on or following a Change in Control and occurring during January 2003 and thereafter and with respect to all or a portion of the balance of such Director's account on a Change in Control; and

               (ii) at least three months prior to termination of service as a Director (whether before or after a Change in Control), a current Director may file such revision with respect to the balance of such Director's account on such termination of service.

          A Director can make revisions in accordance with this paragraph on a form furnished by and filed with the person responsible for administering the Directors' Supplement at any time prior to the dates stated in this paragraph.